Exhibit 99.1
Opendoor Announces Third Quarter of 2024 Financial Results
SAN FRANCISCO, California - November 7, 2024 - Opendoor Technologies Inc. (Nasdaq: OPEN), a leading e-commerce platform for residential real estate transactions, today reported financial results for its third quarter ended September 30, 2024. Opendoor’s third quarter 2024 financial results and management commentary can be accessed through the Company’s shareholder letter on the “Quarterly Reports” page of Opendoor’s investor relations website at https://investor.opendoor.com/financials-filings/quarterly-reports.
“Opendoor’s third quarter acquisition volumes, revenue, Contribution Profit, and Adjusted EBITDA all exceeded our guidance, notwithstanding persistent housing market headwinds. In August, many anticipated that interest rate cuts would bring buyers and sellers back to the market. However, mortgage rates remain stubbornly high and the housing market continues to be challenged by high delistings, low clearance, and strained affordability,” said Carrie Wheeler, CEO of Opendoor.

Wheeler continued, “We are focused on what we can control, operating our business as efficiently as possible, and streamlining our cost structure while managing risk. The combination of the actions we took in the second half of this year will result in annualized savings of approximately $85 million as we enter 2025. With a simplified organization and ongoing enhancements in our core products, we are well-positioned to rescale the business as conditions improve.”
Third Quarter 2024 Key Highlights
•Revenue of $1.4 billion, up 41% versus 3Q23 and down (9)% versus 2Q24; with 3,615 total homes sold, up 35% versus 3Q23 and down (11)% versus 2Q24
•Gross profit of $105 million, versus $96 million in 3Q23 and $129 million in 2Q24; Gross Margin of 7.6%, versus 9.8% in 3Q23 and 8.5% in 2Q24
•Net loss of $(78) million, versus $(106) million in 3Q23 and $(92) million in 2Q24
•Inventory balance of $2.1 billion, representing 6,288 homes, up 64% versus 3Q23 and down (4)% versus 2Q24
•Purchased 3,504 homes, up 12% versus 3Q23 and down (27)% versus 2Q24
•Ended the quarter with 1,006 homes under contract for purchase, down (39)% versus 3Q23 and down (44)% versus 2Q24
Non-GAAP Key Highlights*
•Contribution Profit of $52 million, versus $43 million in 3Q23 and $95 million in 2Q24; Contribution Margin of 3.8%, versus 4.4% in 3Q23 and 6.3% in 2Q24
•Adjusted EBITDA of $(38) million, versus $(49) million in 3Q23 and $(5) million in 2Q24; Adjusted EBITDA Margin of (2.8)%, versus (5.0)% in 3Q23 and (0.3)% in 2Q24
•Adjusted Net Loss of $(70) million, versus $(75) million in 3Q23 and $(31) million in 2Q24
*See “—Use of Non-GAAP Financial Measures” below for further details and a reconciliation of such non-GAAP measures to their nearest comparable GAAP measures.

Fourth Quarter 2024 Financial Outlook
•4Q24 revenue guidance of $925 million to $975 million
•4Q24 Contribution Profit1 guidance of $15 million to $25 million
•4Q24 Adjusted EBITDA1 guidance of $(70) million to $(60) million
Conference Call and Webcast Details
Opendoor will host a conference call to discuss its financial results on November 7, 2024, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from Opendoor’s Investor Relations website at https://investor.opendoor.com. An archived version of the webcast will be available from the same website after the call.
About Opendoor
Opendoor is a leading e-commerce platform for residential real estate transactions whose mission is to power life’s progress, one move at a time. Since 2014, Opendoor has provided people across the U.S. with a simple and certain way to sell and buy a home. Opendoor is a team of problem solvers, innovators, and operators who are leading the future of real estate. Opendoor currently operates in markets nationwide.
For more information, please visit www.opendoor.com
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding the current and future health and stability of the real estate housing market and general economy; anticipated future results of operations and financial performance, including our fourth quarter 2024 and 2025 financial outlook; our ability to operate efficiently and proactively manage our cost structure in a challenging housing market; our ability to realize cost savings as a result of certain streamlining initiatives; the volatility of mortgage interest rates, changes in resale clearance rates and delistings; our product offerings and improvements; the health and status of our financial condition and whether we will be able to rescale when housing market conditions improve; whether efficiencies we have implemented across our platform will result in future benefits; our competitive positioning; and business strategy and plans, including plans to continue to invest in and enhance our products. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “guidance”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “strategy”, “strive”, “target”, “vision”, “will”, or “would”, any negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. The factors that could cause or contribute to actual future events to differ materially from the forward-looking statements in this
1 Opendoor has not provided a quantitative reconciliation of forecasted Contribution Profit (Loss) to forecasted GAAP gross profit (loss) nor a reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, inventory valuation adjustment and equity securities fair value adjustment. These items, which could materially affect the computation of forward-looking GAAP gross profit (loss) and net income (loss), are inherently uncertain and depend on various factors, some of which are outside of the Company’s control. For more information regarding the non-GAAP financial measures discussed in this press release, please see “Use of Non-GAAP Financial Measures” following the financial tables below.

press release include but are not limited to: the current and future health and stability of the economy, financial conditions and residential housing market, including any extended downturn or slowdown; changes in general economic and financial conditions (including federal monetary policy, interest rates, inflation, actual or anticipated recession, home price fluctuations, and housing inventory), as well as the probability of such changes occurring, that may impact demand for our products and services, lower our profitability or reduce our access to future financings; actual or anticipated fluctuations in our financial condition and results of operations; changes in projected operational and financial results; our real estate assets and increased competition in the U.S. residential real estate industry; our ability to operate and grow our core business products, including the ability to obtain sufficient financing and resell purchased homes; investment of resources to pursue strategies and develop new products and services that may not prove effective or that are not attractive to customers and/or partners or that do not allow us to compete successfully; our ability to acquire and resell homes profitably; our ability to grow market share in our existing markets or any new markets we may enter; our ability to manage our growth effectively; our ability to expeditiously sell and appropriately price our inventory; our ability to access sources of capital, including debt financing and securitization funding to finance our real estate inventories and other sources of capital to finance operations and growth; our ability to maintain and enhance our products and brand, and to attract customers; our ability to manage, develop and refine our digital platform, including our automated pricing and valuation technology; our ability to comply with multiple listing service rules and requirements to access and use listing data, and to maintain or establish relationships with listings and data providers; our ability to obtain or maintain licenses and permits to support our current and future business operations; acquisitions, strategic partnerships, joint ventures, capital-raising activities or other corporate transactions or commitments by us or our competitors; actual or anticipated changes in technology, products, markets or services by us or our competitors; our ability to protect our brand and intellectual property; our success in retaining or recruiting, or changes required in, our officers, key employees and/or directors; the impact of the regulatory environment within our industry and complexities with compliance related to such environment; any future impact of pandemics or epidemics, including any future resurgences of COVID-19 and its variants, or other public health crises on our ability to operate, demand for our products and services, or general economic conditions; changes in laws or government regulation affecting our business; and the impact of pending or future litigation or regulatory actions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 15, 2024, as updated by our periodic reports and other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.
Contact Information

Investors:
investors@opendoor.com

Media:
press@opendoor.com

OPENDOOR TECHNOLOGIES INC.
FINANCIAL HIGHLIGHTS AND OPERATING METRICS
(In millions, except percentages, homes sold, number of markets, homes purchased, and homes in inventory)
(Unaudited)

	Three Months Ended
	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023
Revenue	$1,377	$1,511	$1,181	$870	$980
Gross profit	$105	$129	$114	$72	$96
Gross Margin	7.6%	8.5%	9.7%	8.3%	9.8%
Net loss	$(78)	$(92)	$(109)	$(91)	$(106)
Number of markets (at period end)	50	50	50	50	53
Homes sold	3,615	4,078	3,078	2,364	2,687
Homes purchased	3,504	4,771	3,458	3,683	3,136
Homes in inventory (at period end)	6,288	6,399	5,706	5,326	4,007
Inventory (at period end)	$2,145	$2,234	$1,881	$1,775	$1,311
Percentage of homes “on the market” for greater than 120 days (at period end)	23%	14%	15%	18%	12%
Non-GAAP Financial Highlights (1)
Contribution Profit	$52	$95	$57	$30	$43
Contribution Margin	3.8%	6.3%	4.8%	3.4%	4.4%
Adjusted EBITDA	$(38)	$(5)	$(50)	$(69)	$(49)
Adjusted EBITDA Margin	(2.8)%	(0.3)%	(4.2)%	(7.9)%	(5.0)%
Adjusted Net Loss	$(70)	$(31)	$(80)	$(97)	$(75)
(1)    See “—Use of Non-GAAP Financial Measures” for further details and a reconciliation of such non-GAAP measures to their nearest comparable GAAP measures.

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share amounts which are presented in thousands, and per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended September 30,
	September 30, 2024	June 30, 2024	September 30, 2023	2024	2023
REVENUE	$1,377	$1,511	$980	$4,069	$6,076
COST OF REVENUE	1,272	1,382	884	3,721	5,661
GROSS PROFIT	105	129	96	348	415
OPERATING EXPENSES:
Sales, marketing and operations	96	116	85	325	397
General and administrative	46	48	48	141	158
Technology and development	30	37	42	108	121
Restructuring	—	—	—	—	10
Total operating expenses	172	201	175	574	686
LOSS FROM OPERATIONS	(67)	(72)	(79)	(226)	(271)
(LOSS) GAIN ON EXTINGUISHMENT OF DEBT	—	(1)	—	(1)	182
INTEREST EXPENSE	(34)	(30)	(47)	(101)	(174)
OTHER INCOME – Net	23	12	20	50	80
LOSS BEFORE INCOME TAXES	(78)	(91)	(106)	(278)	(183)
INCOME TAX EXPENSE	—	(1)	—	(1)	(1)
NET LOSS	$(78)	$(92)	$(106)	$(279)	$(184)
Net loss per share attributable to common shareholders:
Basic	$(0.11)	$(0.13)	$(0.16)	$(0.40)	$(0.28)
Diluted	$(0.11)	$(0.13)	$(0.16)	$(0.40)	$(0.28)
Weighted-average shares outstanding:
Basic	705,359	693,445	662,149	693,796	651,939
Diluted	705,359	693,445	662,149	693,796	651,939

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$829	$999
Restricted cash	225	541
Marketable securities	8	69
Escrow receivable	15	9
Real estate inventory, net	2,145	1,775
Other current assets	41	52
Total current assets	3,263	3,445
PROPERTY AND EQUIPMENT – Net	59	66
RIGHT OF USE ASSETS	25	25
GOODWILL	3	4
INTANGIBLES – Net	—	5
OTHER ASSETS	61	22
TOTAL ASSETS	$3,411	$3,567
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and other accrued liabilities	$71	$64
Non-recourse asset-backed debt – current portion	643	—
Interest payable	3	1
Lease liabilities – current portion	4	5
Total current liabilities	721	70
NON-RECOURSE ASSET-BACKED DEBT – Net of current portion	1,491	2,134
CONVERTIBLE SENIOR NOTES	377	376
LEASE LIABILITIES – Net of current portion	19	19
OTHER LIABILITIES	2	1
Total liabilities	2,610	2,600
SHAREHOLDERS’ EQUITY:
Common stock, $0.0001 par value; 3,000,000,000 shares authorized; 711,660,871 and 677,636,163 shares issued, respectively; 711,660,871 and 677,636,163 shares outstanding, respectively	—	—
Additional paid-in capital	4,413	4,301
Accumulated deficit	(3,612)	(3,333)
Accumulated other comprehensive loss	—	(1)
Total shareholders’ equity	801	967
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$3,411	$3,567

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(279)	$(184)
Adjustments to reconcile net loss to cash, cash equivalents, and restricted cash (used in) provided by operating activities:
Depreciation and amortization	37	50
Amortization of right of use asset	4	5
Stock-based compensation	91	94
Inventory valuation adjustment	51	54
Change in fair value of equity securities	7	4
Other	6	6
Proceeds from sale and principal collections of mortgage loans held for sale	—	1
Loss (gain) on extinguishment of debt	1	(182)
Gain on deconsolidation, net	(14)	—
Changes in operating assets and liabilities:
Escrow receivable	(6)	19
Real estate inventory	(422)	3,082
Other assets	9	(15)
Accounts payable and other accrued liabilities	4	(29)
Interest payable	1	(10)
Lease liabilities	(5)	(9)
Net cash (used in) provided by operating activities	(515)	2,886
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(22)	(28)
Proceeds from sales, maturities, redemptions and paydowns of marketable securities	55	75
Proceeds from sale of non-marketable equity securities	—	1
Cash impact of deconsolidation of subsidiaries	(2)	—
Net cash provided by investing activities	31	48
CASH FLOWS FROM FINANCING ACTIVITIES:
Repurchase of convertible senior notes	—	(270)
Proceeds from exercise of stock options	—	2
Proceeds from issuance of common stock for ESPP	5	2
Proceeds from non-recourse asset-backed debt	417	238
Principal payments on non-recourse asset-backed debt	(424)	(2,315)
Payment for early extinguishment of debt	—	(4)
Net cash used in financing activities	(2)	(2,347)
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(486)	587
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – Beginning of period	1,540	1,791
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – End of period	$1,054	$2,378
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION – Cash paid during the period for interest	$93	$169
DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES:
Stock-based compensation expense capitalized for internally developed software	$15	$17
Investment in non-marketable equity securities due to deconsolidation	$39	$—
RECONCILIATION TO CONDENSED CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	$829	$1,154
Restricted cash	225	1,224
Cash, cash equivalents, and restricted cash	$1,054	$2,378

Use of Non-GAAP Financial Measures
To provide investors with additional information regarding the Company’s financial results, this press release includes references to certain non-GAAP financial measures that are used by management. The Company believes these non-GAAP financial measures including Adjusted Gross Profit (Loss), Contribution Profit (Loss), Adjusted Net Loss, Adjusted EBITDA, and any such non-GAAP financial measures expressed as a Margin, are useful to investors as supplemental operational measurements to evaluate the Company’s financial performance.
The non-GAAP financial measures should not be considered in isolation or as a substitute for the Company’s reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly-titled measures reported by other companies. Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s recurring operating results.
Adjusted Gross Profit (Loss) and Contribution Profit (Loss)
To provide investors with additional information regarding our margins and return on inventory acquired, we have included Adjusted Gross Profit (Loss) and Contribution Profit (Loss), which are non-GAAP financial measures. We believe that Adjusted Gross Profit (Loss) and Contribution Profit (Loss) are useful financial measures for investors as they are supplemental measures used by management in evaluating unit level economics and our operating performance. Each of these measures is intended to present the economics related to homes sold during a given period. We do so by including revenue generated from homes sold (and adjacent services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in inventory as of the end of the period. Contribution Profit (Loss) provides investors a measure to assess Opendoor’s ability to generate returns on homes sold during a reporting period after considering home purchase costs, renovation and repair costs, holding costs and selling costs.
Adjusted Gross Profit (Loss) and Contribution Profit (Loss) are supplemental measures of our operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, costs required to be recorded under GAAP in the same period. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.
Adjusted Gross Profit (Loss) / Margin
We calculate Adjusted Gross Profit (Loss) as gross profit under GAAP adjusted for (1) inventory valuation adjustment in the current period, and (2) inventory valuation adjustment in prior periods. Inventory valuation adjustment in the current period is calculated by adding back the inventory valuation adjustments recorded during the period on homes that remain in inventory at period end. Inventory valuation adjustment in prior periods is calculated by subtracting the inventory valuation adjustments recorded in prior periods on homes sold in the current period. Adjusted Gross Margin is Adjusted Gross Profit (Loss) as a percentage of revenue.
We view this metric as an important measure of business performance as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit (Loss) helps management assess home pricing, service fees and renovation performance for a specific resale cohort.
Contribution Profit (Loss) / Margin
We calculate Contribution Profit (Loss) as Adjusted Gross Profit (Loss), minus certain costs incurred on homes sold during the current period including: (1) holding costs incurred in the current period, (2) holding costs incurred in prior periods, and (3) direct selling costs. The composition of our holding costs is described in the footnotes to the reconciliation table below. Contribution Margin is Contribution Profit (Loss) as a percentage of revenue.
We view this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution Profit (Loss) helps management assess inflows and outflows directly associated with a specific resale cohort.

OPENDOOR TECHNOLOGIES INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except percentages, and homes sold)
(Unaudited)

The following table presents a reconciliation of our Adjusted Gross Profit (Loss) and Contribution Profit (Loss) to our gross profit, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended					Nine Months Ended September 30,
(in millions, except percentages and homes sold, or as noted)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	2024	2023
Revenue (GAAP)	$1,377	$1,511	$1,181	$870	$980	$4,069	$6,076
Gross profit (GAAP)	$105	$129	$114	$72	$96	$348	$415
Gross Margin	7.6%	8.5%	9.7%	8.3%	9.8%	8.6%	6.8%
Adjustments:
Inventory valuation adjustment – Current Period(1)(2)	10	34	7	11	17	33	24
Inventory valuation adjustment – Prior Periods(1)(3)	(16)	(9)	(17)	(17)	(29)	(24)	(450)
Adjusted Gross Profit (Loss)	$99	$154	$104	$66	$84	$357	$(11)
Adjusted Gross Margin	7.2%	10.2%	8.8%	7.6%	8.6%	8.8%	(0.2)%
Adjustments:
Direct selling costs(4)	(32)	(43)	(34)	(26)	(28)	(109)	(171)
Holding costs on sales – Current Period(5)(6)	(6)	(5)	(5)	(3)	(4)	(30)	(41)
Holding costs on sales – Prior Periods(5)(7)	(9)	(11)	(8)	(7)	(9)	(14)	(65)
Contribution Profit (Loss)	$52	$95	$57	$30	$43	$204	$(288)
Homes sold in period	3,615	4,078	3,078	2,364	2,687	10,771	16,344
Contribution Profit (Loss) per Home Sold (in thousands)	$14	$23	$19	$13	$16	$19	$(18)
Contribution Margin	3.8%	6.3%	4.8%	3.4%	4.4%	5.0%	(4.7)%
________________
(1)Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.
(2)Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(3)Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(4)Represents selling costs incurred related to homes sold in the relevant period. This primarily includes broker commissions, external title and escrow-related fees and transfer taxes.
(5)Holding costs include mainly property taxes, insurance, utilities, homeowners association dues, cleaning and maintenance costs. Holding costs are included in Sales, marketing, and operations on the Condensed Consolidated Statements of Operations.
(6)Represents holding costs incurred in the period presented on homes sold in the period presented.
(7)Represents holding costs incurred in prior periods on homes sold in the period presented.
Adjusted Net Loss and Adjusted EBITDA
We also present Adjusted Net Loss and Adjusted EBITDA, which are non-GAAP financial measures that management uses to assess our underlying financial performance. These measures are also commonly used by investors and analysts to compare the underlying performance of companies in our industry. We believe these measures provide investors with meaningful period over period comparisons of our underlying performance, adjusted for certain charges that are non-cash, not directly related to our revenue-generating operations, not aligned to related revenue, or not reflective of ongoing operating results that vary in frequency and amount.
Adjusted Net Loss and Adjusted EBITDA are supplemental measures of our operating performance and have important limitations. For example, these measures exclude the impact of certain costs required to be recorded under GAAP. These measures also include inventory valuation adjustments that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, inventory valuation adjustments required to be recorded under GAAP in the same period. These measures could differ substantially from similarly titled measures presented by other companies in our industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is net loss.
Adjusted Net Loss
We calculate Adjusted Net Loss as GAAP net loss adjusted to exclude non-cash expenses of stock-based compensation, equity securities fair value adjustment, and intangibles amortization expense. It excludes expenses that are not directly related to our revenue-generating operations such as restructuring. It excludes loss (gain) on extinguishment of debt as these expenses or gains were incurred as a result of decisions made by management to repay portions of our outstanding credit facilities and the 0.25% convertible senior notes due in 2026 (the "2026 Notes") early; these expenses are not reflective of ongoing operating results and vary in frequency and amount. Adjusted Net Loss also aligns the timing of inventory valuation adjustments recorded under GAAP to the period in which the related revenue is recorded in order to improve the comparability of this measure to our non-GAAP financial measures of unit economics, as described above. Our calculation of Adjusted Net Loss does not currently include the tax effects of the non-GAAP adjustments because our taxes and such tax effects have not been material to date.
Adjusted EBITDA / Margin
We calculated Adjusted EBITDA as Adjusted Net Loss adjusted for depreciation and amortization, property financing and other interest expense, interest income, and income tax expense. Adjusted EBITDA is a supplemental performance measure that our management uses to assess our operating performance and the operating leverage in our business. Adjusted EBITDA Margin is Adjusted EBITDA as a percentage of revenue.

The following table presents a reconciliation of our Adjusted Net Loss and Adjusted EBITDA to our net loss, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended					Nine Months Ended September 30,
(in millions, except percentages)	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	2024	2023
Revenue (GAAP)	$1,377	$1,511	$1,181	$870	$980	$4,069	$6,076
Net loss (GAAP)	$(78)	$(92)	$(109)	$(91)	$(106)	$(279)	$(184)
Adjustments:
Stock-based compensation	25	33	33	32	31	91	94
Equity securities fair value adjustment(1)	3	2	2	(3)	11	7	4
Intangibles amortization expense(2)	1	1	2	2	2	4	5
Inventory valuation adjustment – Current Period(3)(4)	10	34	7	11	17	33	24
Inventory valuation adjustment — Prior Periods(3)(5)	(16)	(9)	(17)	(17)	(29)	(24)	(450)
Restructuring(6)	—	—	—	4	—	—	10
Loss (gain) on extinguishment of debt	—	1	—	(34)	—	1	(182)
Other(7)	(15)	(1)	2	(1)	(1)	(14)	(2)
Adjusted Net Loss	$(70)	$(31)	$(80)	$(97)	$(75)	$(181)	$(681)
Adjustments:
Depreciation and amortization, excluding amortization of intangibles	10	7	11	15	9	28	30
Property financing(8)	30	26	32	32	38	88	142
Other interest expense(9)	4	4	5	5	9	13	32
Interest income(10)	(12)	(12)	(18)	(24)	(30)	(42)	(82)
Income tax expense	—	1	—	—	—	1	1
Adjusted EBITDA	$(38)	$(5)	$(50)	$(69)	$(49)	$(93)	$(558)
Adjusted EBITDA Margin	(2.8)%	(0.3)%	(4.2)%	(7.9)%	(5.0)%	(2.3)%	(9.2)%
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(1)Represents the gains and losses on certain financial instruments, which are marked to fair value at the end of each period.
(2)Represents amortization of acquisition-related intangible assets. The acquired intangible assets have useful lives ranging from 1 to 5 years and amortization is expected until the intangible assets are fully amortized.
(3)Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.
(4)Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(5)Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(6)Restructuring costs consist primarily of severance and employee termination benefits and bonuses incurred in connection with employees’ roles being eliminated.
(7)Includes primarily gain on deconsolidation, net, sublease income, and income from equity method investments.
(8)Includes interest expense on our non-recourse asset-backed debt facilities.
(9)Includes amortization of debt issuance costs and loan origination fees, commitment fees, unused fees, other interest related costs on our asset-backed debt facilities, and interest expense related to the 2026 Notes outstanding.
(10)Consists mainly of interest earned on cash, cash equivalents, restricted cash and marketable securities.